                               CONTRACT SCHEDULE
                 GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER


INITIAL BENEFIT BASE:         [$100,000.00]

ROLLUP RATE:                  [5.00%]

ROLLUP RATE PERIOD END DATE:  [7/th/] Contract Anniversary

LIFETIME WITHDRAWAL AGE:      [59  1/2]

WITHDRAWAL RATE:              [Only the option elected will print
                                                            LEVEL
                              [AGE AT 1/ST/ WITHDRAWAL AFTER                   WITHDRAWAL RATE
                                 LIFETIME WITHDRAWAL AGE]
                               [59  1/2] TO LESS THAN [65]                          4.00%
                                  [65] TO LESS THAN [75]                            5.00%
                                  [75] TO LESS THAN [80]                            5.50%
                                          [80]+                                     6.00%

                              ]
LIFETIME GUARANTEE RATE:      [Only the option elected will print
                                                                         LEVEL
                              [AGE AT 1/ST/ WITHDRAWAL AFTER                   SINGLE LIFETIME         JOINT LIFETIME
                                 LIFETIME WITHDRAWAL AGE]                      GUARANTEE RATE          GUARANTEE RATE
                               [59  1/2] TO LESS THAN [65]                          4.00%                  3.00%
                                  [65] TO LESS THAN [75]                            5.00%                  3.60%
                                  [75] TO LESS THAN [80]                            5.50%                  4.50%
                                          [80]+                                     6.00%                  5.00%

                              ]
[RESTRICTIONS ON SUBSEQUENT   We may reject subsequent Purchase Payments by sending advance written Notice to you if
PURCHASE PAYMENTS:            any of the following changes occur regarding the same Rider available for new contract purchases:
                                 .  [A change in the Fee Rate;
                                 .  A change in the Rollup Rate;
                                 .  A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and
                                 .  The Rider is no longer offered by us to new Owners.]

                              Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise. ]

AUTOMATIC STEP-UP DATE:       [Every] Contract Anniversary

MAXIMUM AUTOMATIC STEP-UP     [90]
AGE:

FEE RATE:                     [1.20%]

MAXIMUM FEE RATE:             [2.00%]

CANCELLATION WINDOW PERIODS:  [30-day period following the [5/th,/ and 10/th/] Contract Anniversaries following the Issue Date and every Contract Anniversary thereafter]

GUARANTEED PRINCIPAL          [10/th/] Contract Anniversary following the Issue Date
ADJUSTMENT ELIGIBILITY DATE:

7-4-CGLWB-1 (02/15)

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
MINIMUM SPOUSAL AGE:      [Spouse's Date of Birth may not be more than [6] years
                          after your Date of Birth.]

ALLOCATION, TRANSFER AND  [While this Rider is in force you can only make allocations
------------------------
REBALANCING LIMITS:       or transfers among the following Subaccounts in accordance
-------------------
                          with the allocation requirements of this Rider.]

 PLATFORM 1 PERCENTAGE:   [Minimum of [80%]]

 PLATFORM 1 SUBACCOUNTS:  [Barclays Aggregate Bond Index Portfolio
                          AB Global Dynamic Allocation Portfolio
                          AQR Global Risk Balanced Portfolio
                          BlackRock Global Tactical Strategies Portfolio
                          MetLife Balanced Plus Portfolio
                          Pyramis(R) Government Income Portfolio
                          Schroders Global Multi-Asset Portfolio
                          JPMorgan Global Active Allocation Portfolio
                          MetLife Multi-Index Targeted Risk Portfolio
                          Invesco Balanced-Risk Allocation Portfolio
                          Pyramis(R) Managed Risk Portfolio
                          Allianz Global Investors Dynamic Multi-Asset Plus
                          PanAgora Global Diversified Risk Portfolio]

 PLATFORM 2 PERCENTAGE:   [Maximum of 20%]

 PLATFORM 2 SUBACCOUNTS:  [American Funds Balanced Allocation Portfolio
                          American Funds Moderate Allocation Portfolio
                          SSGA Growth and Income ETF Portfolio
                          MetLife Asset Allocation 40 Portfolio
                          MetLife Asset Allocation 20 Portfolio
                          MetLife Asset Allocation 60 Portfolio]

For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, you may be required to take withdrawals to fulfill minimum distribution requirements. These required minimum distributions may be greater than the Annual Benefit Payment ("ABP"). We will increase your ABP to equal your required minimum distribution amount for that year, if such amounts are greater than your ABP. If these required minimum distributions occur in Contract Years prior to the Rollup Rate Period End Date, this rider may have limited usefulness and may not be appropriate because your required minimum distribution will cause your Benefit Base to not be increased by the Rollup Rate. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

7-4-CGLWB-1 (02/15)